Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HealthTronics, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the HealthTronics 2004 Equity Incentive Plan of our reports dated March 6, 2008, with respect to the consolidated financial statements of HealthTronics, Inc. and the effectiveness of internal control over financial reporting of HealthTronics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Austin, Texas

June 4, 2008